Solaris Terminates Proposed Deal to Acquire Assets of migme Limited; Will Now Simplify Its Business to Enhance Its Commercial Strategy and Scale Its Previous Pixel Mags Acquisition

New York, NY, August 31, 2017 —(MarketwiredPR.com)— Solaris Power Cells, Inc. (“Solaris” or the “Company”) (OTC: SPCL), a growth focused digital media holding company engaged in the acquisition and management of overlooked and undervalued media properties, announces that it has formally terminated its proposed acquisition of Project Goth, Inc. (“PGI”), a subsidiary of migme Limited (“Migme”). The proposed transaction, which was the subject of a new release issued by Solaris on April 21, 2017, would have resulted in Solaris acquiring all of the issued and outstanding shares of stock of PGI, which held all of the operating assets and intellectual property of Migme. In exchange, Solaris would have issued to Migme that number of shares of the Company’s common stock representing 45% of the Company’s common stock (calculated on a fully diluted basis) at the Closing. The closing of the proposed transaction (the “Closing”) was conditioned on the satisfaction or waiver of a number of conditions, including, though not limited to, Migme and PGI raising at least One Million Five Hundred Thousand Dollars ($1,500,000) in exchange for convertible loans on terms acceptable to Migme and the Company. Solaris has determined that it is in the best interest of the Company and its shareholders to terminate the proposed transaction.

Solaris CEO Neil Kleinman said that termination of the proposed acquisition will eliminate the dilution to be incurred by the Company’s shareholders, as well as the stress on the Company’s resources resulting from the integration of a foreign based business. Following the termination of the proposed acquisition, the Company will now focus on its Pixel Mags business and acquisition candidates in order to strengthen the Company’s competitive position and enhance shareholder return.

“While we believed in the benefits of the proposed PGI acquisition, we regret having to terminate the transaction. However, we have always recognized the tremendous upside of our core business, and we will now focus on it. Our charge is to now focus on scaling and optimizing Pixel Mags through internal growth and acquisitions,” Kleinman said. “Solaris will now focus on Pixel Mags and the market position it has already established. That should enhance our commercial strategy and deliver value to our shareholders.”

Kleinman went on to outline the following additional actions which may be undertaken by the Company in response to the termination of the proposed acquisition:

Expansion of Current Operations: The Company will explore all options to expand its Pixel Mags business. Revamping its sales force and strategy is a key priority, as is exploring new markets and customers.

Acquisition Opportunities: The Company believes that there are number of acquisition opportunities which are more closely aligned to its core business and which will result in less dilution than the terminated acquisition. The Company will evaluate and, when appropriate, pursue these opportunities.

Regulatory Compliance: The Company will focus on its SEC filings and once again becoming a fully current and compliant filer with the SEC.

“Solaris will work to maximize shareholder value”, Kleinman said. “We are now focused on our core business, proven technology, and business model. Pixel Mags will be the engine to drive the business and create the opportunity for Solaris to grow”.

About Solaris Power Cells:

Solaris Power Cells, Inc. (SPCL) is a diversified holding company focused on the acquisition and management of undervalued digital media assets. Formerly focused on developing lithium battery technology for commercial applications, the Company currently holds a robust portfolio of intellectual property surrounding digital distribution. The Company’s wholly owned subsidiary, PixelMags, is a leading distribution-as-a-service company which takes publishers’ content and formats and natively distributes to the varied digital newstands such as Apple, Google and Readr platforms.

Forward-Looking Statements:

This news release (and oral statements made regarding the subjects of this release) contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, (each a “forward-looking statement”). The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “project,” “foresee,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. There are many risks and uncertainties that could cause actual results to differ materially from our forward-looking statements. These forward-looking statements are also affected by the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2015, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings available through the SEC’s Electronic Data Gathering and Analysis Retrieval (“EDGAR”) system at: www.sec.gov. We undertake no obligation to publicly update or revise any forward-looking statement.

Our expectations regarding our business outlook and business plans; the business plans of our customers; wireless technology market conditions; cost and availability of resources; economic, legal and regulatory conditions, and other matters are only our forecasts regarding these matters. The recipient of this information is cautioned not to place undue reliance on forward-looking statements. No representations or warranties are made as to the accuracy of such forward-looking statements or whether any of the projections included herein will be realized.

Online Version of Press Release:

You can read the online version of this press release at: https://in.finance.yahoo.com/quote/SPCL/press-releases?p=SPCL

CONTACT INFORMATION

Contact Information:

Neil Kleinman

619-629-0922

Contact via Email http://pixelmags.com/en/